Exhibit 99.1

BROCADE CONTACTS

Media Relations	Investor Relations	FS Communications
Leslie Davis	Shirley Stacy	Wendy Lewis
Tel: 408.333.5260	Tel: 408.333.5752	Tel: 650.691.1488
lmdavis@brocade.com	sstacy@brocade.com	wendy@fscomm.com

TACIT NETWORKS CONTACTS

Tony Taddei	Emilio Dabul
Tacit Networks	Fusion Public Relations
908-757-9950 ext. 241	212-651-4216
ttaddei@tacitnetworks.com	Emilio.dabul@fusionpr.com

BROCADE AND TACIT NETWORKS ANNOUNCE STRATEGIC INVESTMENT,
LICENSING AND DEVELOPMENT AGREEMENT

Companies Will Jointly Deliver a Microsoft Windows based High Performance Wide Area File Services Platform

SAN JOSE, Calif. — May 3, 2005 — Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD), the world’s leading provider of infrastructure solutions for Storage Area Networks (SANs), and Tacit Networks, a leader in enterprise-wide remote office IT solutions, today announced a strategic relationship to deliver Wide Area File Services (WAFS) to enterprise customers on Microsoft’s Windows Server 2003 platform. Brocade will invest up to $7.5 million for a minority ownership share in privately held Tacit Networks, and will immediately add Tacit Networks’ WAFS solution built on Microsoft Windows Storage Server 2003, to its product portfolio, bringing the industry’s leading platform for branch office file access to Brocade customers and partners worldwide.

The Tacit Networks’ WAFS solution includes a data center server and remote office appliances that work together to give all connected locations fast and easy access to stored data center files and applications, while maintaining centralized management and backup capabilities. Under agreements entered into in connection with Brocade’s investment, Brocade will market the solution to its partners and customers worldwide, and the two companies will partner in customer support, and on product development programs.

According to research by the Enterprise Strategy Group, as much as 75 percent of an enterprise’s data resides outside the data center, where it is at greater risk of loss or security breach. By enabling high-speed, secure file serving over the Wide Area Network (WAN), Tacit Networks’ WAFS technology built on the Windows Server 2003 platform eliminates “islands of unmanaged storage” at remote offices and enables remote users to access centralized enterprise-class file servers with the ease and performance formerly reserved for local users. The integration of this technology into the Brocade product family extends the company’s portfolio of solutions for consolidating and managing storage resources within the data center.

“Our customers have asked for tools and technologies that let them improve access to stored information across their distributed organizations, while strengthening the ability to manage, consolidate and secure this data,” said Michael Klayko, Chief Executive Officer of Brocade. “By building a strategic relationship with Tacit Networks, we are delivering our customers a new level of enterprise-class reliability to remote office file access.”

“Brocade is an excellent partner to bring the benefits of our WAFS solution to more enterprise customers worldwide,” said Greg Grodhaus, Chairman and CEO of Tacit Networks. “The partnership also includes collaborative programs that will help ensure that future innovations from Tacit Networks are fully backed by the Brocade engineering, field, and technical support teams.”

“Microsoft is pleased to be working with Brocade and Tacit Networks to address the ever increasing storage needs of our customers,” said Rahul Auradkar, Director, Windows Server Division at Microsoft Corporation. “This agreement allows Brocade’s partners to deliver storage consolidation and management solutions that offer native integration with the Windows Server 2003 infrastructure, and provides the ability to deliver data over the Wide Area Network using key security features inherent in the Windows Server 2003 platform.”

“This is a significant development for both the new WAFS and more mature NAS markets, signaling that this combination of technologies is key in driving economies of scale, management, and security for enterprise NAS installation as have become the standard for SAN-type storage,” stated Stephanie Balaouras, senior analyst with Yankee Group. “It’s a strong validation of Tacit Networks’ unique technology that Brocade has chosen to integrate their offering as part of Brocade’s enterprise-class offerings for storage access, management, and security.”

About Tacit Networks

Tacit Networks is the world’s leading provider of Wide Area File Services (WAFS) solutions. Tacit Networks’ operating system- and platform-independent solutions dramatically reduce WAN latency and eliminate WAN roadblocks to global information sharing, allowing distributed enterprises to consolidate storage and deploy centrally managed, low-cost IT services to the branch office while ensuring real-time collaboration over the WAN with all the speed, performance, and reliability of a LAN. The company’s unique Wellspring product architecture layers multiple technologies to provide cross-platform support, speed information flow, and automatically survive WAN disruptions while ensuring 100 percent data coherency and consistency. Geographically distributed companies of all sizes have chosen Tacit Networks to significantly “improve their net work” – without adding risk. Headquartered in South Plainfield, New Jersey, Tacit Networks develops products that are sold and serviced worldwide directly and through partners. For more information on Tacit Networks’ WAFS solutions, visit Tacit Networks on the Web at www.tacitnetworks.com.

About Brocade Communications Systems, Inc.

Brocade offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify SAN implementation, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

Cautionary Statement

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the expected benefits of the company’s strategic relationship with Tacit, product portfolio and business prospects. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that the product development and marketing relationship might not result in new products that achieve commercial acceptance; that our customers will not purchase Tacit’s WAFS products; quarterly and annual fluctuations in our revenues and operating results; the effect of changes in IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; our ability to develop new and enhanced products that achieve widespread market acceptance; our failure to manage distribution channels, inventory levels and relationships; risks associated with international political instability; and our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand. These and other risks are set forth in more detail in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended January 29, 2005. Brocade expressly assumes no obligation to update any such forward-looking statements.

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Brocade, the Brocade B weave logo, Fabric OS, Secure Fabric OS, and SilkWorm are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.